UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2010
VERISK ANALYTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 469-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 10, 2010, Verisk Analytics, Inc. (the “Company”) and its wholly-owned operating subsidiary Insurance Services Office, Inc. (the “Borrower”) entered into the Third Amendment and Modification Agreement dated September 10, 2010 (the “Third Amendment”) to the Credit Agreement dated as of July 2, 2009 (the “Original Credit Agreement”), as amended, among the Borrower, the Company, as a guarantor, the other guarantors party thereto, Bank of America, N.A., as a lender and the administrative agent, and the other lenders party thereto. The Third Amendment increased the maximum availability under the Company’s existing revolving credit facility from $420 million to $575 million and extended the maturity of the revolving credit facility from July 2, 2012 to September 10, 2014.
The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, which is annexed as Exhibit 10.3 and is incorporated by reference in its entirety. Also annexed as Exhibits 10.1 and 10.2, respectively, are the Letter Agreement dated August 21, 2009 (the “First Amendment”) between the Borrower and Bank of America, N.A., as administrative agent, and the Second Amendment and Modification Agreement dated April 19, 2010 (the “Second Amendment”) among the Borrower, the Company, as a guarantor, the other guarantors party thereto, Bank of America, N.A., as a lender and the administrative agent, and the other lenders party thereto. The First Amendment and the Second Amendment were not material to the Company and are being provided herein solely for the sake of completeness.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated August 21, 2009 between the Borrower and Bank of America, N.A., as administrative agent.
10.2
Second Amendment and Modification Agreement dated April 19, 2010 among the Borrower, the Company, as a guarantor, the other guarantors party thereto, Bank of America, N.A., as a lender and the administrative agent, and the other lenders party thereto.

10.3
Third Amendment and Modification Agreement dated September 10, 2010 among the Borrower, the Company, as guarantor, the other guarantors party thereto, Bank of America, N.A., and the other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.
Date: September 13, 2010	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Senior Vice President, General Counsel and Corporate Secretary